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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	Commission File Number
July 8, 2002	0-8707

NATURE'S SUNSHINE PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

Utah	87-0327982
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

75 East 1700 South
Provo, Utah 84606
(Address of principal executive offices and zip code)

(801) 342-4300
(Registrant's telephone number)

Item 4. Changes in Registrant's Certifying Accountant.

(a)
On July 8, 2002, Nature's Sunshine Products, Inc. (the "Company") engaged KPMG LLP as its new independent public accountants and dismissed Arthur Andersen LLP. The decision to change the Company's accounting firm was recommended and approved by the Company's Audit Committee of the Board of Directors and approved by the Company's Board of Directors on July 8, 2002.

(b)
During the two most recent fiscal years ended December 31, 2001 and 2002 and the subsequent interim reporting periods from the last audit date of December 31, 2001, through and including the termination date of July 8, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events.

(c)
The report of Arthur Andersen LLP on the financial statements of the Company for the past two fiscal years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(d)
The Company has requested Arthur Andersen LLP to furnish a letter addressed to the Securities and Exchange Commission ("SEC") stating whether Arthur Andersen LLP agrees with the above statements made by the Company. A representative of Arthur Andersen LLP has informed the Company that Arthur Andersen LLP no longer has the ability to furnish such letters.

(e)
The Company has not consulted with KPMG LLP during the last two fiscal years ended December 31, 2001 and 2000 or during the subsequent interim reporting periods from the last audit date of December 31, 2001, through and including the termination date of July 8, 2002, on either the application of accounting principles or type of opinion KPMG LLP might issue on the Company's financial statements.

Item 7. Exhibits

        None.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2002	NATURE'S SUNSHINE PRODUCTS, INC.
	By:	/s/ CRAIG D. HUFF
	Name:	Craig D. Huff
	Title:	Chief Financial Officer and Treasurer

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Exhibits
SIGNATURES